UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2014

Nuverra Environmental Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 8, 2014, Nuverra Environmental Solutions, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2014. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Company’s Annual Meeting of Stockholders held on May 6, 2014 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”). The Plan was amended to increase the number of shares of the Company’s common stock that may be issued pursuant to the Plan by 2,300,000 shares, to a total of 3,300,000 shares and to raise the limitation on the number of shares which may be issued under the Plan in the form of full value awards by 920,000 shares, to a total of 1,320,000 shares. In addition, the amendment to the Plan constitutes reapproval of the performance goals and award limits for performance-based awards, so as to continue to allow the Company to make awards under the Plan that are intended to be tax deductible in compliance with the “performance-based” compensation exception to Internal Revenue Code section 162(m) and permit the Company to claim an income tax deduction for the payment of such awards. The amendment to the Plan also reflects the Company’s name change from Heckmann Corporation to Nuverra Environmental Solutions, Inc. and the December 2013 reverse stock split, specifies the annual limit on awards of Options and/or SARs and clarifies certain change in control and repricing language.

A summary of the Plan was provided under the heading “Proposal 4—Amendment of the 2009 Equity Incentive Plan to (I) Increase Shares Authorized, (II) Continue Compliance with Internal Revenue Code Section 162(m) and (III) Make Other Administrative Changes” beginning on page 47 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2014 (the “Proxy Statement”), and is incorporated herein by reference. The foregoing description and summary of the Plan are qualified in their entirety by reference to the full text of the Plan, as amended, filed as Exhibit 10.1 to this report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 6, 2014, the Company held its Annual Meeting where four matters were submitted to a vote of the stockholders. The matters are described in greater detail in the Company’s Proxy Statement. At the meeting, abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

At the Annual Meeting, the stockholders (1) elected the two nominees for Class I director to serve a three- year term expiring on the date of the 2017 annual meeting of stockholders of the Company; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; (3) approved the compensation of the Company’s named executive officers; and (4) approved the proposed amendment to the Company’s Plan. A detailed description of the vote follows. The Company’s bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Notwithstanding the vote required by the Company’s bylaws, Proposal 3 (an advisory vote on executive compensation) is an advisory vote only and is not binding on the Company.

Proposal 1

The Company’s shareholders elected both nominees for Class I director with votes as follows:

	For	Withheld	Broker Non-Votes
Edward A. Barkett	16,752,266	803,476	6,028,579
Robert B. Simonds, Jr.	16,754,613	801,129	6,028,579

Proposal 2

The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accountant for the fiscal year ending December 31, 2014 with votes as follows:

For	Against	Abstain	Broker Non-Votes
23,443,674	121,675	18,972	6,028,579

Proposal 3

The Company’s stockholders approved, on an advisory (nonbinding) basis, the compensation awarded by the Company to its named executive officers with votes as follows:

For	Against	Abstain	Broker Non-Votes
17,077,322	393,470	84,950	6,028,579

Proposal 4

The Company’s stockholders approved an amendment to the Plan with votes as follows:

For	Against	Abstain	Broker Non-Votes
15,893,833	1,627,861	34,048	6,028,579

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment to the Nuverra Environmental Solutions 2009 Equity Incentive Plan

99.1	Press Release dated May 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: May 8, 2014	By:	/s/ Joseph M. Crabb
Joseph M. Crabb
Executive Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to the Nuverra Environmental Solutions 2009 Equity Incentive Plan

99.1	Press Release dated May 8, 2014